Exhibit 10.28
AMENDMENT 2
TO THE
SUNRISE SENIOR LIVING, INC.
LONG TERM INCENTIVE CASH BONUS PLAN
          Sunrise Senior Living, Inc. (the “Company”) hereby amends the terms of the Sunrise Senior Living, Inc. Long Term Incentive Cash Bonus Plan (the “Plan”), effective November 12, 2008 or as otherwise set forth herein, as follows:
1. The first paragraph of Section 8.1 of the Plan, “Form and Timing of Distributions” is amended to read as follows:
     “Accumulated Bonus Amounts credited to a Participant’s Bonus Account that have vested pursuant to Section 7, if any, shall be distributed to the Participant in the form of a cash lump sum payment by December 31 of the year in which amounts are credited to the Participant’s Bonus Account. If such amounts are not yet vested, the cash lump sum payment will be made by March 15 of the year after the year in which vesting occurs.”
* * * * *
          In all respects not amended, the Plan is confirmed and ratified. All capitalized terms not defined herein shall have the meaning ascribed in the Plan.
     This Amendment 2 to the Plan was duly approved by the Compensation Committee of the Board of Directors of the Company on the 12th day of November, 2008.

/s/ Mark S. Ordan
Title: Chief Executive Officer